Exhibit 99.1
October 29, 2009

Contacts:
	JOHN H. PELUSI JR.	MYRA F. MOREN
	Chief Executive Officer	Director, Investor Relations
	(412) 281-8714	(713) 852-3500
	jpelusi@hfflp.com	mmoren@hfflp.com
     HFF, Inc. elects Susan P. McGalla and Mark D. Gibson to Board of Directors PITTSBURGH, PA - HFF, Inc. (NYSE:HF) (the Company) announced today that it has elected Susan P. McGalla as a Class III director of the Board of Directors (the Board) of the Company. Ms. McGalla will serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board. In addition, the Company announced today that the Board elected Mark D. Gibson as a Class II director of the Board. Mr. Gibson had previously served on the Board from the Company’s inception in November 2006 to May 2009, when Mr. Gibson voluntarily agreed to resign from his position as a Class II director so as to reduce the number of directors on the Board to seven and insure that the Company remained in compliance with the independent director listing standards of the NYSE.
     Ms. McGalla, 45, held various management positions with American Eagle Outfitters from 1994 to 2009. In 2003, she was named President and Chief Merchandising Officer of the AE Brand. From 2007 to 2009, she was the President, CMO of AEO, Inc., responsible for the design, marketing, revenues and performance for the corporation, including four brands and the e-commerce business. In addition, in this position Ms. McGalla led the development and launch of two start-up brands, aerie and 77 kids. Prior to AEO, Ms. McGalla spent eight years in various merchandising and management positions in the department store retail sector. She currently serves on the Board of Trustees for the University of Pittsburgh; the council for the University of Pittsburgh Cancer Institute; and was formerly on the Executive Committee and Board of Directors for the Allegheny Conference on Community Development. Ms. McGalla earned her B.A. from Mount Union College.
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     Mr. Gibson, 50, is one of the Company’s founding partners having joined the Company’s predecessor firm, Holliday Fenoglio & Company, in 1984. He has held the positions of Executive Managing Director and member of the operating committee of HFF Holdings LLC since 2003. Mr. Gibson is an Assistant Chairman/Council Member of IOPC Gold in the Urban Land Institute; Chairman of the University of Texas Real Estate Finance & Investment Center; Member and Former Board of Directors Member of the Real Estate Council of Dallas; and is a member of International Council of Shopping Centers, Mortgage Bankers Association of America and Young Presidents Organization. Mr. Gibson graduated from the University of Texas at Austin with a B.B.A. in Finance.
About HFF, Inc.
     Through its subsidiaries, Holliday Fenoglio Fowler, L.P. and HFF Securities L.P., the Company operates out of 17 offices nationwide and is one of the leading providers of commercial real estate and capital markets services, by transaction volume, to the U.S. commercial real estate industry. The Company offers clients a fully integrated national capital markets platform including debt placement, investment sales, advisory services, structured finance, private equity, investment banking and advisory services, loan sales and commercial loan servicing.
     Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about the Company’s beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions constitute forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does
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update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to, the factors discussed in the Company’s public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K.
     Additional information concerning factors that may influence HFF, Inc.’s financial information is discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Forward-Looking Statements” in the Company’s most recent Annual Report on Form 10-K, as well as in the Company’s press releases and other periodic filings with the Securities and Exchange Commission. Such information and filings are available publicly and may be obtained from the Company’s web site at www.hfflp.com or upon request from the HFF, Inc. Investor Relations Department at investorrelations@hfflp.com.
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